Exhibit 5.1

Honeywell
P.O. Box 2245
Morristown, NJ 07962

December 18, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Honeywell International Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     I am Assistant General Counsel, Corporate Finance, of Honeywell International Inc., a Delaware corporation (the “Company”). This opinion is being rendered in connection with the issuance and sale from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, and as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and to be set forth in one or more supplements to the Prospectus, of the Company’s common shares, par value $1.00 per share (the “Common Stock”).

     As counsel for the Company, I have examined such documents, including the Registration Statement, the Amended and Restated Certificate of Incorporation and By-laws, as amended, of the Company and certain resolutions of the Board of Directors of the Company (the “Board”) relating to issuance of the Common Stock (the “Resolutions”). I have also reviewed such questions of law as I have considered necessary and appropriate for the purposes of the opinions set forth below.

     In rendering the opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to this opinion, I have relied upon certificates of officers of the Company and of public officials. I have also assumed that, at the time of any future authentication and delivery of the Common Stock, the Resolutions will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Common Stock, the Registration Statement will be effective and will continue to be effective, none of the particular terms of such Common Stock will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

     2. With respect to the shares of Common Stock contributed or to be contributed by the Company to the Honeywell International Inc. Master Retirement Trust (the “Trust”), the Board has taken all necessary corporate action to approve the issuance of the shares of Common Stock and the shares of Common Stock have been duly authorized, validly issued, fully paid and non-assessable.

     3. The 110,600 shares of Common Stock currently held by the Trust have been duly authorized, validly issued and fully paid and are non-assessable.

     My opinion expressed above is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Law) and the federal laws of the United States of America, and I express no opinion as to the laws of any other jurisdiction.

     I hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and the reference to me under the caption “Legal Opinions”. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Jacqueline Whorms, Esq.

Jacqueline Whorms, Esq.